Exhibit 99.1

CYTOKINETICS ANNOUNCES EARLY TERMINATION OF HART-SCOTT-RODINO

WAITING PERIOD FOR EXPANDED COLLABORATION WITH ASTELLAS

Clearance Triggers $65 Million Upfront Cash Payment

in Addition to $30 Million in Sponsored Research & Development Funding Through 2017

SOUTH SAN FRANCISCO, Calif., Sept. 29, 2016 - Cytokinetics, Inc. (Nasdaq:CYTK) today announced that the Federal Trade Commission has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) in connection with the 2016 amendment to the License and Collaboration Agreement initially executed between Cytokinetics and Astellas Pharma Inc., in 2013 and amended in 2014. In July 2016, the companies expanded the collaboration related to the research, development and commercialization of skeletal muscle activators. With the termination of the applicable waiting period under the HSR Act, the 2016 amendment is deemed effective as of Sept. 26, 2016 and the upfront payment of $65 million from Astellas to Cytokinetics is due and payable within 30 days.

About Cytokinetics and Astellas Collaboration

In 2013, Astellas and Cytokinetics formed a partnership focused on the research, development, and commercialization of skeletal muscle activators. The primary objective of the collaboration is to advance novel therapies for diseases and medical conditions associated with muscle impairment and weakness. Under the collaboration, Cytokinetics exclusively licensed to Astellas rights to co-develop and potentially co-commercialize CK-2127107, a fast skeletal troponin activator, in non-neuromuscular indications.

In 2014, Astellas and Cytokinetics agreed to expand the collaboration to include certain neuromuscular indications, including spinal muscular atrophy (SMA), and to advance CK-2127107 into Phase 2 clinical development, initially in SMA. In connection with the expanded collaboration, the companies also agreed to extend their joint research program through 2016.

Through the amendment, effective Sept. 26, 2016, Cytokinetics granted Astellas an option right for the development and commercialization of tirasemtiv, an investigational skeletal muscle activator that is the subject of an ongoing Phase 3 clinical trial, VITALITY-ALS. If Astellas exercises its option, the parties will enter into a global partnership in which Cytokinetics will continue to develop and commercialize tirasemtiv in North America, Europe, and other select countries, and Astellas will develop and commercialize tirasemtiv in other countries. The companies also amended the collaboration agreement to enable the development of CK-2127107 for the potential treatment of ALS and to extend their joint research focused on the discovery of additional next-generation skeletal muscle activators through 2017.

Under the collaboration, Astellas has exclusive rights to co-develop and commercialize CK-2127107 and other fast skeletal troponin activators in non-neuromuscular indications and certain neuromuscular indications (including SMA and ALS) and other novel mechanism skeletal muscle activators in all indications, subject to certain Cytokinetics’ development and commercialization rights; Cytokinetics may co-promote and conduct certain commercial activities in North America and Europe under agreed scenarios.

Additional details can be found in Cytokinetics’ Form 8-K filed with the Securities and Exchange Commission on July 27, 2016.

About Cytokinetics

Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators as potential treatments for debilitating diseases in which muscle performance is compromised and/or declining. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to increase muscle function and contractility. Cytokinetics’ lead drug candidate is tirasemtiv, a fast skeletal muscle troponin activator, for the potential treatment of ALS. Tirasemtiv has been granted orphan drug designation and fast track status by the U.S. Food and Drug Administration and orphan medicinal product designation by the European Medicines Agency for the potential treatment of ALS. Cytokinetics retains the right to develop and commercialize tirasemtiv, subject to an option held by Astellas Pharma Inc. Cytokinetics is also collaborating with Astellas to develop CK-2127107, a fast skeletal muscle activator, for the potential treatment of spinal muscular atrophy, chronic obstructive pulmonary disease and ALS. Cytokinetics is collaborating with Amgen Inc. to develop omecamtiv mecarbil, a novel cardiac muscle activator, for the potential treatment of heart failure. Amgen holds an exclusive license worldwide to develop and commercialize omecamtiv mecarbil and Astellas holds an exclusive license worldwide to develop and commercialize CK-2127107. Both licenses are subject to Cytokinetics’ specified development and commercialization participation rights. For additional information about Cytokinetics, visit http://www.cytokinetics.com/.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and its partners’ research and development activities; the potential benefits of Cytokinetics’ expanded collaboration with Astellas; and the receipt of milestone payments from Astellas. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, further clinical development of tirasemtiv in ALS patients will require significant additional funding, and Cytokinetics may be unable to obtain such additional funding on acceptable terms, if at all; the U.S. Food and Drug Administration (FDA) and/or other regulatory authorities may not accept effects on slow vital capacity as a clinical endpoint to support registration of tirasemtiv for the treatment of ALS; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trial results, patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the FDA or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Astellas’ decisions with respect to the design, initiation, conduct, timing and continuation of development activities for CK-2127107 and tirasemtiv, including Astellas’ decisions with respect to its option to enter into a global collaboration for the development and commercialization of tirasemtiv; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

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Contact:

Cytokinetics

Diane Weiser

Vice President, Corporate Communications, Investor Relations

(415) 290-7757